Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 15, 2023, with respect to the consolidated financial statements of Hongli Group Inc. as of December 31, 2022 and 2021, and for each of the three years in the period ended December 31, 2022, and the related notes, appearing in Hongli Group Inc.’s Annual Report on Form 20-F for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ RBSM LLP

New York, NY

March 28, 2024